UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 1, 2011

Jefferies Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14947	95-4719745
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Madison Ave., New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-284-2550

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 1, 2011, we completed the previously announced acquisition of Prudential Bache’s Global Commodities Group from Prudential Financial, Inc. (“Prudential Financial”).

The acquisition included Prudential Bache Commodities LLC and Prudential Bache Securities LLC in the U.S., Bache Commodities Limited in the U.K. and Bache Commodities (Hong Kong) Ltd. in Hong Kong. In addition, we acquired related information technology assets used by the Global Commodities Group and certain contracts related to such information technology assets.

We paid $419.5 million in cash to Prudential Financial. Assets acquired totaled approximately $5.2 billion and we assumed approximately $4.8 billion in liabilities of the Global Commodities Group. Such amounts are based on the Global Commodities Group’s May 31, 2011 balance sheet and are subject to adjustments based on the Global Commodities Group’s June 30, 2011 balance sheet. Such amounts will also be subject to acquisition accounting adjustments which will not affect the purchase price.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2011	JEFFERIES GROUP, INC.

	By:	/s/ Roland T. Kelly
Roland T. Kelly
Assistant Secretary